CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed maximum aggregate offering price	Amount of registration fee(1)
Common Stock, $0.0001 par value per share	$75,000,000	$ 5,347.50
(1)      The registration fee of $5,347.50 is calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of the registration fee for Registration Statement No. 333-158898 filed by the registrant on April 29, 2009.

Filed Pursuant to Rule 424(b)(5)
Registration No.  333-158898

PROSPECTUS (Supplement)
(To Prospectus dated April 29, 2009)

Franklin Street Properties Corp.

$75,000,000

Shares of Common Stock

We have entered into a sales agreement with Robert W. Baird & Co. Incorporated relating to the common shares offered by this prospectus supplement and the accompanying prospectus.  In accordance with the terms of the sales agreement, and except as noted below, we may offer and sell shares of our common stock $0.0001 par value per share, with an aggregate public offering price of up to $75,000,000 from time to time through Robert W. Baird & Co. Incorporated as our agent for the offer and sale of the common shares.

Our common stock is listed on the NYSE Amex under the symbol “FSP.” The last reported sales price of our common stock on NYSE Amex on May 6, 2010 was $ 13.09 per share.

Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, including sales made directly on the NYSE Amex or sales made to or through a market maker other than on an exchange.

Robert W. Baird & Co. Incorporated will be entitled to compensation equal to 2.0% of the gross sales price per share for shares of our common stock sold under the sales agreement. In connection with the sale of shares of common stock on our behalf, Robert W. Baird & Co. Incorporated may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, and the compensation of Robert W. Baird & Co. Incorporated may be deemed to be underwriting commissions or discounts.

Shares of our common stock are subject to certain restrictions on ownership and transfer designed to preserve our qualification as a real estate investment trust for federal income tax purposes. See “Description of Capital Stock” and “Material United States Federal Income Tax Considerations” in this prospectus supplement.

Investing in our common stock involves risks.  You should carefully consider the information under the headings “Risk Factors” beginning on page 6 of our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference into this prospectus supplement, for a description of various risks you should consider in evaluating an investment in the shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus.  Any representation to the contrary is a criminal offense.

Baird

                       May 7, 2010

Table of Contents

Prospectus Supplement

You should rely only on the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus.  We have not, and Robert W. Baird & Co. Incorporated has not, authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not, and Robert W. Baird & Co. Incorporated is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  The information in this prospectus supplement and the accompanying prospectus is current as of the date such information is presented.  Our business, financial condition, results of operations and prospects may have changed since those dates.

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About This Prospectus Supplement

This document is in two parts.  The first part is the prospectus supplement, which describes the specific terms of this offering.  The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering.

If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus or documents incorporated by reference, you should rely on the information in this prospectus supplement. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus supplement. This prospectus supplement, together with the accompanying prospectus, any applicable prospectus supplements and documents incorporated by reference and any “free writing prospectuses,” includes all material information relating to this offering.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement, because some parts have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information with respect to us and our common stock being offered hereby, you should refer to the registration statement on Form S-3 (File No. 333-158898) and the exhibits and schedules filed as part of such registration statement. Statements contained in this prospectus supplement  and the accompanying prospectus regarding the contents of any agreement, contract or other document referred to are not necessarily complete; reference is made in each instance to the copy of the contract or document filed as an exhibit to the registration statement. Each statement is qualified by reference to the exhibit.

You should rely only on the information contained, or incorporated by reference, in this prospectus supplement, contained, or incorporated by reference, in the accompanying prospectus, and contained in any “free writing prospectus” we may authorize to be delivered to you. We have not authorized, and Robert W. Baird & Co. Incorporated has not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or incorporated by reference herein and contained, or incorporated by reference, in the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the section entitled “Available Information” in the accompanying prospectus.

We use the terms “FSP Corp.”, the “company”, “we”, “us” and “our” in this prospectus supplement and the accompanying prospectus to refer to the business of Franklin Street Properties Corp. and its subsidiaries unless otherwise noted. All references to Franklin Street Properties Corp. also include references to its predecessor entities where the context requires.

Summary

This summary may not contain all the information that may be important to you in deciding whether to invest in our common stock. You should read the entire prospectus supplement and the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference herein and therein, including the financial statements and related notes, before making an investment decision.

Our Company

Franklin Street Properties Corp. is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust, or REIT, for federal income tax purposes.  We believe we have qualified as a REIT commencing with our taxable year ended December 31, 2002.  We have been a reporting company under the Securities Exchange Act of 1934 since 2001, and our common stock began trading on the American Stock Exchange, or AMEX, on June 2, 2005.  AMEX was subsequently acquired by the New York Stock Exchange and is now known as NYSE Amex. We operate in two business segments and have two principal sources of revenue:

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Real estate operations, including rental income from real estate leasing, interest income from secured loans made for interim acquisitions or other purposes and fee income from asset/property management.  We currently own 32 properties, including 31 commercial office properties and one industrial property.

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Investment banking/investment services, which generate brokerage commissions, loan origination fees, development services and other fees related to the organization of single-purpose entities that own real estate and the private placement of equity in those entities.  We refer to these entities, which are organized as corporations and operated in a manner intended to qualify as real estate investment trusts, as Sponsored REITs.

Our principal executive offices are located at 401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880. The telephone number of our principal executive office is (781) 557-1300. Our website address is www.franklinstreetproperties.com.  The information contained on our website is not part of this prospectus supplement or the accompanying prospectus.

 For additional information about FSP Corp. and our business, see “Available Information” in the accompanying prospectus.

The Offering

Common stock offered by us	Up to $75,000,000 shares of our common stock
Use of Proceeds

We intend to use the net proceeds of this offering for anticipated potential real estate acquisitions and for other general corporate purposes described in the accompanying prospectus. See “Use of Proceeds” on page S-3.

Risk Factors

See “Risk Factors” beginning on page 6 of our Annual Report on Form 10-K for the year ended December 31, 2009 for a discussion of factors you should consider carefully before deciding to invest in our common stock.

NYSE Amex symbol	FSP

Risk Factors

An investment in our common stock involves significant risks. You should carefully consider the risk factors described under the heading “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009, before you decide to invest in our common stock. You should also consider the other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

Special Note Regarding Forward-Looking Information

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference into the prospectus, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  You can identify these forward-looking statements by our use of the words “believes”, “anticipates”, “plans”, “expects”, “may”, “will”, “intends”, “estimates” and similar expressions, whether in the negative or affirmative. Although we believe that these forward-looking statements reasonably reflect our plans, intentions and expectations, we cannot guarantee that we actually will achieve these plans, intentions or expectations.  Our actual results could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation economic conditions in the United States, disruptions in the debt market, economic conditions in the markets in which we own properties, changes in the demand by investors for investment in sponsored REITs, risks of a lessening of demand for the types of real estate owned by us, changes in government regulations, and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and, accordingly, you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from the forward-looking statements that we make, including the factors included in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus. You should read these factors and the other cautionary statements made in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement, the accompanying prospectus and any document incorporated by reference. We caution you that we do not undertake any obligation to update forward-looking statements we make unless required by law.

Use of Proceeds

We intend to use the net proceeds of this offering for anticipated potential real estate acquisitions and for other general corporate purposes described in the accompanying prospectus.

Description of Capital Stock

Authorized Capital Stock

Our authorized capital stock consists of 180,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share.  Our board of directors may amend our articles of incorporation, without any vote or consent of our stockholders, to increase or decrease the aggregate number of shares of common stock or preferred stock or the number of shares of any class that we have authority to issue. In its sole discretion and without limitation, our board may also classify or reclassify any unissued shares of our capital stock, whether authorized now or in the future, by setting, altering or eliminating any feature of such shares from time to time before they are issued, including but not limited to the designation, preferences, conversion or other rights, voting powers, qualifications and terms and conditions of redemption of such shares and any limitations as to dividends and any restrictions on such shares.

Currently, no shares of our preferred stock are issued or outstanding.  Our board of directors may authorize from time to time, without further action by our stockholders, the issuance of shares of preferred stock in one or more separately designated classes.  Our board may set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of the shares of each class of our preferred stock.

Voting Rights

Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders.  There is no cumulative voting in the election of directors.  Holders of shares of our common stock have no conversion, sinking fund or preemptive rights to subscribe for any of our securities.  Shares of our common stock have equal dividend, distribution, liquidation and other rights and have no preference or exchange rights.

Redemption Rights

Except as noted in the following paragraph, our articles of incorporation provide that on an annual basis we will use our best efforts to redeem any shares of our common stock from holders who desire to sell them.  The purchase price paid by us will be 90% of the fair market value of the shares purchased, as determined by our board of directors in its sole and absolute discretion after consultation with an adviser selected by our board.

We have no obligation to redeem shares of our common stock during any period that our common stock is listed for trading on a national securities exchange.  Our shares of common stock are currently listed on NYSE Amex.  We are also prohibited under our articles of incorporation from redeeming any shares of our common stock if:

■	we are insolvent or such redemption would render us insolvent;

■	such redemption would impair our capital or operations;

■	such redemption would contravene any provision of federal or state securities law;

■	such redemption would result in our failing to qualify as a REIT; or

■	our board of directors determines such redemption would otherwise not be in our best interests.

Ownership Limits and Transfer Restrictions

To maintain our qualification as a REIT, among other things, not more than 50% in value of our outstanding shares of stock may be owned, directly or indirectly (taking into account certain constructive ownership rules under the Internal Revenue Code of 1986, or the tax code), by five or fewer individuals.  Our articles of incorporation provide that no person may beneficially or constructively own more than 9.8% of the number or value of our outstanding shares, unless exempted by our board in its sole and absolute discretion.  Our articles of incorporation also provide that no person may transfer or acquire our shares to the extent that doing so would result in our outstanding shares being beneficially owned by fewer than 100 persons, and that no person may transfer, acquire or beneficially or constructively own shares to the extent that doing so would result in our violating the 50% ownership limitation described in the first sentence of this section or would otherwise result in our failing to qualify as a REIT.

Any person who acquires or transfers shares of our capital stock in violation of these ownership restrictions must immediately give us written notice or, in the event of an attempted or intended acquisition or transfer, provide us with at least 15 days’ prior written notice and must provide us with any other information that we may request in order to determine the effect, if any, of the acquisition or transfer on our status as a REIT.  Beneficial, constructive and record owners of shares of our capital stock must provide us with information about their ownership as may be required for us to comply with the applicable tax regulations or to determine the effect, if any, of such ownership on our status as a REIT.

Effect of Violation of Ownership Limits and Transfer Restrictions

Transfer to Charitable Trust

If any attempted acquisition or transfer of our capital stock or any other event would result in (a) any person beneficially or constructively owning more than 9.8% of the number or value of our outstanding shares or (b) more than 50% in value of our outstanding shares of stock being owned, directly or indirectly (taking into account certain constructive ownership rules under the tax code), by five or fewer individuals, as described above, or otherwise in our failing to qualify as a REIT, then the number of shares being transferred or acquired that would cause such person to violate these ownership restrictions will be transferred automatically by operation of law to a trust for the benefit of a qualified charitable beneficiary selected by us. The transfer to the trust will be effective as of the close of business on the business day prior to the date of the purported transfer or acquisition, and the proposed transferee or acquiree, including any purported beneficial or record holder, will acquire no rights to such shares.

In addition, if the transfer to the charitable trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or as otherwise permitted by our board of directors, then our charter provides that the transfer of the excess shares will be void ab initio.

The trustee will be appointed by us and be unaffiliated with us and any purported transferee or owner.  Prior to a sale of any of the shares by the trust, the trustee will receive, in trust for the charitable beneficiary designated by us, all dividends and other distribution rights and voting rights with respect to such shares and may also exercise all voting rights with respect to such shares.

The trustee of the trust must:

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within 20 days of receiving notice from us of the transfer of shares to the trust use best efforts to sell the excess shares to a person or entity who could own the shares without violating the ownership limits or as otherwise permitted by our board of directors;

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distribute to the prohibited transferee or owner, as applicable, an amount equal to the lesser of the price paid by the prohibited transferee or owner for the excess shares (or, in the event other than a transfer or a transfer for no consideration, such as a gift, the market price of the shares on the date of the violative transfer) and the net sales proceeds received by the trust for the excess shares; and

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in either case above, distribute any proceeds in excess of the amount distributable to the prohibited transferee or owner, as applicable, to the charitable organization selected by us as beneficiary of the trust.

Until the trustee has sold the shares held in trust, we have a purchase right to such shares at a price equal to the lesser of the price paid by the prohibited transferee or owner for the excess shares (or, in the event the transfer to the prohibited transferee did not involve a purchase, the market price of the shares on the date of the violative transfer) or the market price of the shares on the date we accept the offer to purchase such shares.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee shall have the authority, at the trustee’s sole discretion:

■	to rescind as void any vote cast by a purported transferee or owner, as applicable, prior to our discovery that our shares have been transferred to the trust; and

■	to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.  Any dividend or other distribution paid to the prohibited transferee or owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust.

Our Right to Redeem Shares

Under our articles of incorporation, we have the right to redeem any shares that are acquired or transferred, or are attempted to be acquired or transferred in violation of our ownership restrictions described above (except for shares transferred to a charitable trust, as described above), at a price equal to the lesser of (a) the market price of the class of shares on the date of the violation or attempted violation (or attempted gift or devise, as applicable) or (b) the market price per share of the class of our stock to which such shares relate on the date we provide notice of such redemption. We have the right to redeem these shares for a period of 90 days after the later of the date of the violation or attempted violation or, if we do not receive notice of such event, the date our board of directors determines in good faith that it has occurred.

Board Authority to Prevent Violations of Ownership Limits

If our board of directors or authorized committee of the board at any time determines in good faith that a person intends to acquire or own, has attempted to acquire or own, or may acquire or own shares of our capital stock in violation of the limits described above, it will take actions as it considers advisable to refuse to give effect to or to prevent the ownership or acquisition, including, but not limited to:

■	authorizing us to redeem the shares;

■	refusing to give effect to the ownership or acquisition on our books; or

■	instituting proceedings to enjoin the ownership or acquisition.

Voiding Transfers

If any attempted acquisition or transfer of our capital stock or any other event would result in our outstanding shares being owned by fewer than 100 persons, then the purported transfer or acquisition will be void ab initio and of no force and effect and the transferee or acquiree, including any purported beneficial or record holder, will acquire no rights in the shares.

The ownership limitations described above could discourage a change in control, takeover or other transactions in which holders of some, or a majority, of our shares of capital stock might receive a premium for their shares over then prevailing market price or which stockholders might believe to otherwise be in their best interests.

Classified Board

Our articles of incorporation and bylaws provide for our board of directors to be divided into three classes, each as nearly equal in number as possible.  Each director is elected by our stockholders to serve a three-year term and until his successor is elected and qualified or until his earlier resignation, removal or death.  A director may be removed only for cause based on a material breach of his duties or obligations to us, and then only by the affirmative vote of two-thirds of the votes entitled to be cast on the election of directors.

Voting Requirements

Our articles of incorporation provide that, notwithstanding any provision of law to the contrary, except as otherwise described in “Amendments” below, the affirmative vote of the holders of a majority of our capital stock issued and outstanding and entitled to vote shall be sufficient to approve any proposed amendment to our articles of incorporation.  Our articles of incorporation also provide that, notwithstanding any provision of law to the contrary, the affirmative vote of the holders of a majority of our capital stock issued and outstanding and entitled to vote (and any additional vote of any outstanding preferred stock as may be required by the terms of such class of stock) shall be sufficient to approve any merger, consolidation, share exchange or asset transfer requiring stockholder approval.

Amendments

Our articles of incorporation provide that to amend or repeal any of the following provisions therein requires the affirmative vote of holders of not less than 80% of our capital stock outstanding and entitled to vote, in addition to any vote of holders of then outstanding preferred stock, if any:

■	classification of our board of directors, including the imposition of cumulative voting in the election of directors;

■	removal of directors;

■	limitation of liability and indemnification of officers and directors;

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any term or provision that the amendment of which would cause us not to qualify as a REIT (unless our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT); and

■	the provisions regarding amendment.

The above is a summary and does not purport to be complete and is qualified by our articles of incorporation, which were filed as an exhibit to our Form 8-A, filed with the SEC on April 5, 2005, and our bylaws, which were filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on May 15, 2006.

Transfer Agent and Registrar for Shares of Common Stock

American Stock Transfer & Trust Company is the transfer agent and registrar for shares of our common stock.

Material United States Federal Income Tax Considerations

The following is a general summary of the material United States federal income tax considerations associated with the ownership and disposition of our common stock.  The following summary is not exhaustive of all possible tax considerations.  Moreover, the summary contained herein does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal tax circumstances, or to certain types of stockholders subject to special treatment under federal income tax laws, including insurance companies, tax-exempt organizations (except to the extent discussed below under the heading “Taxation of Tax-Exempt Stockholders”), financial institutions, broker-dealers, and foreign corporations and persons who are not subject to United States taxation on their worldwide income (except to the extent discussed below under the heading “Taxation of Non-U.S. Stockholders”).

We have elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, which we refer to as the tax code.  Generally, a company that meets the eligibility requirements for treatment as a real estate investment trust and that elects to be so treated is not subject to federal income tax on the income it distributes to its stockholders.  We believe that we are organized and have operated in a manner so as to meet these eligibility requirements; however, there can be no assurance that we have qualified or will remain qualified as a REIT.  Our counsel, Wilmer Cutler Pickering Hale and Dorr LLP, has rendered its opinion, based upon various assumptions specified therein and upon our representations, that we qualified to be taxed as a real estate investment trust for each taxable year beginning with our taxable year ending December 31, 2002 and that our organization, ownership and proposed method of operation, will enable us to continue to qualify as a real estate investment trust.  Qualification as a REIT, however, depends upon our ability to meet, through actual annual (or in some cases quarterly) operating results, requirements (discussed in greater detail below) relating to, among other things, the sources of our income, the nature of our assets, the level of our distributions and the diversity of our share ownership. Wilmer Cutler Pickering Hale and Dorr LLP has not reviewed and will not review these results on an independent or ongoing basis. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, there can be no assurance that our actual operating results will satisfy the requirements for taxation as a REIT under the tax code for any particular taxable year.

The statements in this summary are, and the opinion of Wilmer Cutler Pickering Hale and Dorr LLP is, based on the provisions of the tax code, applicable United States Treasury regulations promulgated thereunder, and judicial and administrative decisions and rulings all as in effect on the date rendered.  Neither the statements below nor the opinion is binding on the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will not take a contrary view.  No ruling from the Internal Revenue Service has been or will be sought.  Future legislative, judicial or administrative changes or interpretations could alter or modify the statements and conclusions set forth herein, possibly adversely.

EACH STOCKHOLDER IS URGED TO CONSULT HIS, HER, OR ITS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO THE STOCKHOLDER OF THE OWNERSHIP AND DISPOSITION OF STOCK IN AN ENTITY ELECTING TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES, AS WELL AS POTENTIAL CHANGES IN THE APPLICABLE TAX LAWS.

Tax Consequences of REIT Election

Introduction. We have elected under Section 856 of the tax code to be taxed as a REIT.  Subject to the risks described above, we intend to continue to be taxed as a REIT.

Taxation of FSP Corp.

General.  If we continue to qualify as a REIT, we generally will not be subject to federal corporate income taxes on our net income to the extent that the income is currently distributed to our stockholders.  The benefit of this tax treatment is that it substantially eliminates the “double taxation” resulting from the taxation at both the corporate and stockholder levels that generally results from owning stock in a corporation.  Accordingly, our income generally will be subject to taxation solely at the stockholder level upon a distribution by us.  We will, however, be required to pay certain federal income taxes, including in the following circumstances:

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We will be subject to federal income tax at regular corporate rates on taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which such income is earned.

■	We will be subject to the “alternative minimum tax” with respect to our undistributed alternative minimum taxable income.

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We will be subject to a 100% tax on net income from certain sales or other dispositions of property that we hold primarily for sale to customers in the ordinary course of business, also known as “prohibited transactions”.

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If we fail to satisfy the 75% gross income test or the 95% gross income test, both described below, but nevertheless qualify as a real estate investment trust, we will be subject to a 100% tax on an amount equal to (i) the gross income attributable to the greater of the amount by which we fail the 75% or 95% gross income test multiplied by (ii) a fraction intended to reflect our profitability.

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If we fail to satisfy the asset test (other than certain de minimis failures), described below, then we must dispose of the non-qualifying assets and we will be subject to a tax equal to the greater of $50,000 and the highest corporate tax rate multiplied by the income generated by the non-qualifying assets for the period beginning with the first date of the failure and ending on the date that we disposed of the securities.

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If we fail to distribute during the calendar year at least the sum of (i) 85% of our real estate investment trust ordinary income for such year, (ii) 95% of our real estate investment trust capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will pay a 4% excise tax on the excess of such required distribution over the amount actually distributed to our stockholders.

■	We may elect to retain and pay income tax on some or all of our long-term capital gain, as described below.

■	We may be subject to a 100% excise tax on transactions with any of our taxable REIT subsidiaries that are not conducted on an arm’s-length basis.

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If we fail to satisfy one or more of certain other requirements for real estate investment trust qualification for reasonable cause and not due to willful neglect, then in order to avoid disqualification as a real estate investment trust, we would be required to pay a penalty of $50,000 for each such failure.

Requirements for Qualification as a Real Estate Investment Trust

Introduction. In order to qualify as a real estate investment trust for federal income tax purposes a REIT must elect (or have elected, and have not revoked its election) to be treated as a REIT and must satisfy certain statutory tests relating to, among other things, (i) the sources of its income, (ii) the nature of its assets, (iii) the amount of its distributions, and (iv) the ownership of its stock.  We have elected to be treated as a REIT and have endeavored, and we will continue to endeavor, to satisfy the tests for REIT qualification.

A real estate investment trust may own a “qualified REIT subsidiary.”  A qualified REIT subsidiary is a corporation, all of the capital stock of which is owned by a real estate investment trust, and for which subsidiary no election has been made to treat it as a “taxable REIT subsidiary” (as discussed below).  A corporation that is a qualified REIT subsidiary is not treated as a corporation separate from its parent REIT for federal income tax purposes.  All assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary are treated as the assets, liabilities, and items of income, deduction and credit of the parent REIT.  Thus, in applying the requirements described herein, any qualified REIT subsidiary of ours will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities, and items of income deduction and credit.

In the event that we become a partner in a partnership, for purposes of determining our qualification as a REIT under the tax code, we will be deemed to own a proportionate share (based upon our share of the capital of the partnership) of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share.  In addition, the assets and income of the partnership so attributed to us will retain their same character as in the hands of the partnership.

A real estate investment trust may own up to 100% of the stock of one or more taxable REIT subsidiaries.  A taxable REIT subsidiary may earn income that would not be qualifying income, as described below, if earned directly by the parent real estate investment trust.  Both the subsidiary and the parent real estate investment trust must jointly elect to treat the subsidiary as a taxable REIT subsidiary.  Overall, not more than 25% (20% for taxable years beginning on or before July 30, 2008) of the value of a REIT’s assets may consist of securities of one or more taxable REIT subsidiaries.  A taxable REIT subsidiary will pay tax at regular corporate rates on any income that it earns.  There is a 100% excise tax imposed on certain transactions involving a taxable REIT subsidiary and its parent real estate investment trust that are not conducted on an arm’s-length basis. An election has been made to treat FSP Investments LLC and FSP Protective TRS Corp., both wholly owned subsidiaries of ours, as taxable REIT subsidiaries.  FSP Investments LLC and FSP Protective TRS Corp. pay corporate income tax on their respective amounts of taxable income and their after-tax net income will be available for distribution to us, generally as a dividend.

Income Tests – General.  We must satisfy annually two tests regarding the sources of our gross income in order to maintain our real estate investment trust status.  First, at least 75% of our gross income, excluding gross income from certain “dealer” sales and certain foreign currency exchange gains, for each taxable year generally must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income, also known as the “75% gross income test”.  Qualifying income for purposes of the 75% gross income test generally includes:

■	“rents from real property” (as described below);

■	interest from debt secured by mortgages on real property or on interests in real property;

■	dividends or other distributions on, and gain from the sale of, shares in other real estate investment trusts;

■	gain from the sale or other disposition of real property or mortgages on real property;

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amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received as consideration for entering into agreements to make loans secured by mortgages on real property or on interests in real property or agreements to purchase or lease real property; and

■	certain investment income attributable to temporary investment of capital that we raise.

Second, at least 95% of our gross income, excluding gross income from certain “dealer” sales and certain foreign currency exchange gains, for each taxable year generally must consist of income that is qualifying income for purposes of the 75% gross income test, as well as dividends, other types of interest, and gain from the sale or disposition of stock or securities, also known as the “95% gross income test.”

Income Tests – Rents from Real Property.  Rent that we receive from real property that we own and lease to tenants will qualify as “rents from real property” if the following conditions are satisfied:

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First, the rent must not be based, in whole or in part, on the income or profits of any person.  An amount will not fail to qualify as rent from real property solely by reason of its being based on a fixed percentage (or percentages) of sales or receipts.

■	Second, neither we nor any direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% (by vote or value) or more of the tenant from which we collect the rent.

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Third, any rent received under a lease that is attributable to personal property will not qualify as rents from real property unless the rent attributable to the personal property leased in connection with the real property constitutes no more than 15% of the total rent received under the lease.

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Finally, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue.  We may provide services directly, however, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered “primarily for the occupant’s convenience.”  In addition, we may render, other than through an independent contractor, a de minimis amount of “non-customary” services to the tenants of a property as long as our income from such services does not exceed 1% of our gross income from the property.

Although no assurances can be given that either of the gross income tests will be satisfied in any given year, we anticipate that our operations will allow us to meet both the 75% gross income test and the 95% gross income test.  Such belief is premised in large part on our expectation that substantially all of the amounts that we receive with respect to our properties will qualify as “rents from real property.”  Stockholders should be aware, however, that there are a variety of circumstances, as described above, in which rent received from a tenant will not be treated as rents from real property.

Income Tests – Failure to Satisfy Gross Income Tests.  If we fail to satisfy either or both of the 75% or 95% gross income tests for a taxable year, we could nevertheless qualify as a real estate investment trust for that year if we are eligible for relief under certain provisions of the federal income tax laws.  Those relief provisions generally will be available if:

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Following our identification of the failure to meet the gross income test for the taxable year, a description of each item of our gross income included in the 75% and 95% gross income tests is set forth in a schedule for such taxable year filed in accordance with regulations to be prescribed by the Treasury Secretary; and

■	Our failure to meet the gross income test was due to reasonable cause and not due to willful neglect.

It is not possible to state whether we would be entitled to the benefit of the above relief provisions in a particular circumstance that might arise in the future.  Furthermore, as discussed above under “Taxation of FSP Corp. – General,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction that reflects our profitability.

Asset Tests.  We also must satisfy the following four tests relating to the nature of our assets at the close of each quarter of our taxable year.

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First, at least 75% of the value of our total assets must consist of cash or cash items (including receivables), government securities, “real estate assets,” or qualifying temporary investments, also known as the “75% asset test”;

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Second, no more than 25% of the value of our total assets may be represented by securities other than those that are qualifying assets for purposes of the 75% asset test, also known as the “25% asset test”;

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Third, of the investments included in the 25% asset test, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets, and we may not own 10% or more of the total combined voting power or 10% or more of the total value of the securities of any issuer, unless we and such issuer make an election to treat the issuer as a taxable REIT subsidiary or the issuer is a “disregarded entity” for federal income tax purposes or is itself a REIT (the “securities asset test”); and

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Fourth, while we may own up to 100% of the stock of a corporation that elects to be treated as a taxable REIT subsidiary for federal income tax purposes, the total value of our stock ownership in one or more taxable REIT subsidiaries may not exceed 25% (20% for taxable years beginning on or before July 30, 2008) of the value of our gross assets.

We intend to operate so that we will not acquire any assets that would cause us to violate any of the asset tests.  If, however, we should fail to satisfy any of the asset tests at the end of a calendar quarter, we would not lose our real estate investment trust status if (1) we satisfied the asset tests at the end of the close of the preceding calendar quarter, and (2) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more nonqualifying assets.  If we did not satisfy the condition described in clause (2) of the preceding sentence, we could still avoid disqualification as a real estate investment trust by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

We may also be able to avoid disqualification as a real estate investment trust as a result of a failure of the asset tests if:

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Such failure is a failure to meet the securities asset test and is due to the ownership of securities the total value of which does not exceed the lesser of $10 million and 1% of the total value of our assets at the end of the quarter, which is referred to as the de minimis threshold, and we dispose of the securities in order to satisfy the securities asset test within six months after the last day of the quarter in which we identified the failure or such other time period prescribed by the Treasury Secretary and in the manner prescribed by the Treasury Secretary; or

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In the case of any other failure, (1) we prepare a schedule that sets forth each asset that causes us to fail the asset test and file such schedule in accordance with regulations to be prescribed by the Treasury Secretary, (2) the failure to satisfy the asset test is due to reasonable cause and is not due to willful neglect, (3) we dispose of the assets set forth on the schedule within six months after the last day of the quarter in which we identified the failure or such other time period prescribed by the Treasury Secretary and in the manner prescribed by the Treasury Secretary and (4) we pay a tax equal to the greater of $50,000 or an amount equal to the highest corporate tax rate multiplied by the net income generated by the non-qualifying asset for the period beginning on the first date of the failure and ending on the date that we disposed of the asset.

Distribution Requirements. Each taxable year, we must distribute dividends to our stockholders in an amount at least equal to:

■	90% of our “real estate investment trust taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss; minus

■	Certain items of noncash income.

We must make such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for such year and pay the distribution on or before the first regular distribution date after such declaration.  Further, if we fail to meet the 90% distribution requirement as a result of an adjustment to our tax returns, we may, if the deficiency is not due to fraud with intent to evade tax or a willful failure to file a timely tax return, and if certain other conditions are met, retroactively cure the failure by paying a deficiency dividend (plus interest) to our stockholders.

We will be subject to federal income tax on our taxable income, including net capital gain that we do not distribute to our stockholders.  Furthermore, if we fail to distribute during a calendar year, or, in the case of distributions with declaration and record dates falling within the last three months of the calendar year, by the end of the January following such calendar year, at least the sum of:

■	85% of our real estate investment trust ordinary income for such year;

■	95% of our real estate investment trust capital gain income for such year; and

■	Any of our undistributed taxable income from prior periods,

we will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amount actually distributed.  If we elect to retain and pay income tax on the net capital gain that we receive in a taxable year, we will be deemed to have distributed any such amount for the purposes of the 4% excise tax described in the preceding sentence.

We intend to make distributions to holders of our common stock in a manner that will allow us to satisfy the distribution requirements described above.  It is possible that, from time to time, our pre-distribution taxable income may exceed our cash flow and that we may have difficulty satisfying the distribution requirements.  We intend to monitor closely the relationship between our pre-distribution taxable income and our cash flow and intend to borrow funds or liquidate assets in order to overcome any cash flow shortfalls if necessary to satisfy the distribution requirements imposed by the tax code.  It is possible, although unlikely, that we may decide to terminate our real estate investment trust status as a result of any such cash shortfall.  Such a termination would have adverse tax consequences to our stockholders.  See “Taxation of FSP Corp. – General.”

Recordkeeping Requirements. We must maintain records of information specified in applicable Treasury Regulations in order to maintain our qualification as a real estate investment trust.  In addition, in order to avoid monetary penalties, we must request on an annual basis certain information from our stockholders designed to disclose the actual ownership of our outstanding stock.  We intend to comply with these recordkeeping requirements.

Ownership Requirements. For us to qualify as a real estate investment trust, shares of our stock must be held by a minimum of 100 persons for at least 335 days in each taxable year.  Further, at no time during the second half of any taxable year may more than 50% of our shares be owned, actually or constructively, by five or fewer “individuals” (which term is defined for this purpose to include certain tax-exempt entities including pension trusts).  Our common stock will be held by 100 or more persons.  We intend to continue to comply with these ownership requirements.  Also, our charter contains ownership and transfer restrictions designed to prevent violation of these requirements.

Failure to Qualify.  If we fail to satisfy any of the above requirements (other than the income and asset tests) for a taxable year and no relief provisions in effect for such years applied, then we could nevertheless qualify as a real estate investment trust if:

■	Such failures are due to reasonable cause and not due to willful neglect, and

■	We pay (in the manner prescribed by the Treasury Secretary in regulations) a penalty of $50,000 for each such failure.

It is not possible to state whether we would be entitled to the benefit of the relief provisions in a particular circumstance.  If such relief is not available, we would fail to qualify as a real estate investment trust.

If we do fail to qualify as a real estate investment trust in any taxable year, we would be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates.  In calculating our taxable income in a year in which we did not qualify as a real estate investment trust, we would not be able to deduct amounts paid out to our stockholders.  We would not be required to distribute any amounts to our stockholders in such taxable year.  In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be characterized as dividends and would be taxable as ordinary income.  Non-corporate stockholders, however, could qualify for a lower maximum tax rate on such dividends in most circumstances during 2010.  Moreover, subject to certain limitations under the tax code, corporate stockholders might be eligible for the dividends received deduction.  Unless we qualified for relief under specific statutory provisions, we would be disqualified from taxation as a real estate investment trust for the four taxable years following the year in which we ceased to qualify as a real estate investment trust.  We cannot predict whether we would qualify for such statutory relief in a particular circumstance that might arise in the future.

Taxation of Taxable U.S. Stockholders

As used herein, the term “taxable U.S. stockholder” means a stockholder that, for United States federal income tax purposes, is:

■	A citizen or resident of the United States;

■	A corporation, partnership, or other entity created or organized in or under the laws of the United States or any state or political subdivision thereof;

■
An estate the income of which is includible in gross income for United States federal income tax purposes regardless of such estate’s connection with the conduct of a trade or business within the United States; or

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Any trust with respect to which (1) a United States court is able to exercise primary supervision over the administration of such trust, and (2) one or more United States persons have the authority to control all substantial decisions of the trust.

For any taxable year in which we qualify as a real estate investment trust, amounts distributed to taxable U.S. stockholders will be taxed as follows.

Distributions Generally.  Distributions made to our taxable U.S. stockholders out of current or accumulated earnings and profits (and not designated as a capital gain dividend) will be taken into account by such stockholder as ordinary income and will not, in the case of a corporate taxable U.S. stockholder, be eligible for the dividends received deduction.  In addition, such dividends will not qualify for the lower maximum tax rate currently applicable to dividends received by non-corporate taxpayers except to the extent that they were attributable to income previously taxed to us.  To the extent that we make a distribution with respect to our common stock that is in excess of our current or accumulated earnings and profits, the distribution will be treated by a taxable U.S. stockholder first as a tax-free return of capital, reducing the taxable U.S. stockholder’s tax basis in our common stock, and any portion of the distribution in excess of the stockholder’s tax basis in our common stock will then be treated as gain from the sale of such stock.  Dividends that we declare in October, November, or December of any year payable to a taxable U.S. stockholder of record on a specified date in any such month shall be treated as both paid by us and received by stockholders on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year.  Taxable U.S. stockholders may not include on their federal income tax returns any of our tax losses.

Capital Gain Dividends.  Dividends to taxable U.S. stockholders that properly are designated by us as capital gain dividends will be treated by such stockholders as long-term capital gain, to the extent that such dividends do not exceed our actual net capital gain, without regard to the period for which the taxable U.S. stockholders have held our common stock.  Taxable U.S. stockholders that are corporations may be required, however, to treat up to 20% of particular capital gain dividends as ordinary income.  Capital gain dividends, like regular dividends from a real estate investment trust, are not eligible for the dividends received deduction for corporations.

For taxable U.S. stockholders who are taxable at the rates applicable to individuals, we will classify portions of any capital gain dividend as either (1) a “regular” capital gain dividend taxable to the taxable U.S. stockholder at a maximum rate generally lower than that applicable to ordinary income or (2) an “unrecaptured Section 1250 gain” dividend taxable to the taxable U.S. stockholder at a maximum rate that is between the rate applicable to “regular” capital gain and the rate applicable to ordinary income.

Retained Capital Gains.  We may elect to retain, rather than distribute, our net long-term capital gain received during the tax year.  If we so elect, we will be required to pay tax on the retained amounts.  To the extent designated in a notice to the taxable U.S. stockholders, the taxable U.S. stockholders will be required to include their proportionate shares of the undistributed net long-term capital gain so designated in their income for the tax year, but will be permitted a credit or refund, as the case may be, for their respective shares of any tax paid on such gains by us.  In addition, each taxable U.S. stockholder will be entitled to increase the tax basis in his or her shares of our common stock by an amount equal to the amount of net long-term capital gain the taxable U.S. stockholder was required to include in income, reduced by the amount of any tax paid by us for which the taxable U.S. stockholder was entitled to receive a credit or refund.

Passive Activity Loss and Investment Interest Limitations.  Distributions, including deemed distributions of undistributed net long-term capital gain, from us and gain from the disposition of our common stock will not be treated as passive activity income, and therefore taxable U.S. stockholders will not be able to apply any passive activity losses against such income.  Distributions from us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of the investment income limitation on deductibility of investment interest.  However, dividends attributable to income that was subject to tax at our level as well as net capital gain from the disposition of our common stock or capital gain dividends, including deemed distributions of undistributed net long-term capital gains, generally will be excluded from investment income.

Sale of FSP Common Stock. Upon the sale of our common stock, a taxable U.S. stockholder generally will recognize gain or loss equal to the difference between the amount realized on such sale and the holder’s tax basis in the stock sold.  To the extent that our common stock is held as a capital asset by the taxable U.S. stockholder, the gain or loss will be a long-term capital gain or loss if the stock has been held for more than a year, and will be a short-term capital gain or loss if the stock has been held for a shorter period.  In general, however, any loss upon a sale of our common stock by a taxable U.S. stockholder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent that distributions from us were required to be treated as long-term capital gain by that holder.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, collectively known as “exempt organizations”, generally are exempt from federal income taxation.  Exempt organizations are subject to tax, however, on their unrelated business taxable income, or “UBTI.”  UBTI is defined as the gross income derived by an exempt organization from an unrelated trade or business, less the deductions directly connected with that trade or business, subject to certain exceptions.  While many investments in real estate generate UBTI, the Internal Revenue Service has issued a ruling that dividend distributions from a real estate investment trust to an exempt employee pension trust do not constitute UBTI, provided that the shares of the real estate investment trust are not otherwise used in an unrelated trade or business of the exempt employee pension trust.  Based on that ruling, amounts distributed to exempt organizations generally should not constitute UBTI.  However, if an exempt organization finances its acquisition of our common stock with debt, a portion of its income from us will constitute UBTI pursuant to the “debt-financed property” rules.

In addition, in certain circumstances, a pension trust that owns more than 10% of our stock will be required to treat a percentage of the dividends paid by us as UBTI based upon the percentage of our income that would constitute UBTI to the stockholder if received directly by it.  This rule applies to a pension trust holding more than 10% (by value) of our common stock only if (1) the percentage of our income that would be UBTI if we were a pension trust is at least 5% and (2) we are treated as a “pension-held REIT.”  We do not expect to receive significant amounts of income that would be considered UBTI if received directly by a pension trust and do not expect to qualify as a “pension-held REIT.”

Taxation of Non-U.S. Stockholders

General.  The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts and certain other foreign stockholders, collectively known as “non-U.S. stockholders”, are complex and no attempt is made herein to provide more than a general summary of such rules.  This discussion does not consider the tax rules applicable to all non-U.S. stockholders and, in particular, does not consider the special rules applicable to U.S. branches of foreign banks or insurance companies or certain intermediaries.  NON-U.S. STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS WITH REGARD TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING ANY REPORTING AND WITHHOLDING REQUIREMENTS.

Ordinary Dividends – General.  Distributions to non-U.S. stockholders that are not attributable to gain from sales or exchanges by us of United States real property interests and are not designated by us as capital gain dividends (or deemed distributions of retained capital gains) will be treated as ordinary dividends to the extent that they are made out of our current or accumulated earnings and profits.  Any portion of a distribution in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. stockholder to the extent that such distribution does not exceed the adjusted basis of the stockholder in our common stock, but rather will reduce the adjusted basis of such stock.  To the extent that the portion of the distribution in excess of current and accumulated earnings and profits exceeds the adjusted basis of a non-U.S. stockholder for our common stock, such excess generally will be treated as gain from the sale or disposition of the stock and will be taxed as described below.

Ordinary Dividends – Withholding.  Dividends paid to non-U.S. stockholders may be subject to U.S. withholding tax.  If an income tax treaty does not apply and the non-U.S. stockholder’s investment in our common stock is not effectively connected with a trade or business conducted by the non-U.S. stockholder in the United States (or if a tax treaty does apply and the investment in our common stock is not attributable to a United States permanent establishment maintained by the non-U.S. stockholder), ordinary dividends (i.e., distributions out of current and accumulated earnings and profits) will be subject to a U.S. withholding tax at a 30% rate, or, if an income tax treaty applies, at a lower treaty rate.  Because we generally cannot determine at the time that a distribution is made whether or not such a distribution will be in excess of earnings and profits, we intend to withhold on the gross amount of each distribution at the 30% rate (or lower treaty rate) (other than distributions subject to the 35% FIRPTA withholding rules described below).  To receive a reduced treaty rate, a non-U.S. stockholder must furnish us or our paying agent with a duly completed Form W-8BEN (or authorized substitute form) certifying such holder’s qualification for the reduced rate.  Generally, a non-U.S. stockholder will be entitled to a refund from the Internal Revenue Service to the extent the amount withheld by us from a distribution exceeds the amount of United States tax owed by such stockholder.

In the case of a non-U.S. stockholder that is a partnership or a trust, the withholding rules for a distribution to such a partnership or trust will be dependent on numerous factors, including (1) the classification of the type of partnership or trust, (2) the status of the partner or beneficiary, and (3) the activities of the partnership or trust.  Non-U.S. stockholders that are partnerships or trusts are urged to consult their tax advisors regarding the withholding rules applicable to them based on their particular circumstances.

If an income tax treaty does not apply, ordinary dividends that are effectively connected with the conduct of a trade or business within the U.S. by a non-U.S. stockholder (and, if a tax treaty applies, ordinary dividends that are attributable to a United States permanent establishment maintained by the non-U.S. stockholder) are exempt from U.S. withholding tax.  In order to claim such exemption, a non-U.S. stockholder must provide us or our paying agent with a duly completed Form W-8ECI (or authorized substitute form) certifying such holder’s exemption.  However, ordinary dividends exempt from U.S. withholding tax because they are effectively connected or are attributable to a United States permanent establishment maintained by the non-U.S. stockholder generally are subject to U.S. federal income tax on a net income basis at regular graduated rates.  In the case of non-U.S. stockholders that are corporations, any effectively connected ordinary dividends or ordinary dividends attributable to a United States permanent establishment maintained by the non-U.S. stockholder may, in certain circumstances, be subject to branch profits tax at a 30% rate, or at such lower rate as may be provided in an applicable income tax treaty.

Capital Gain Dividends – General.  For any year in which we qualify as a real estate investment trust, distributions that are attributable to gain from sales or exchanges by us of United States real property interests will be taxed to a non-U.S. stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, also known as “FIRPTA”.  Under FIRPTA, except as described below, distributions attributable to gain from sales of United States real property are taxed to a non-U.S. stockholder as if such gain were effectively connected with a United States trade or business.  Non-U.S. stockholders thus would be taxed at the regular capital gain rates applicable to taxable U.S. stockholders (subject to the applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).  Distributions subject to FIRPTA also may be subject to a 30% branch profits tax in the hands of a corporate non-U.S. stockholder not otherwise entitled to treaty relief or exemption.

A distribution attributable to gain from sales of United States real property is not treated as effectively connected with a United States trade or business provided that (1) the distribution is received with respect to stock that is publicly traded on an established securities market in the United States and (2) the non-U.S. stockholder does not own more than five percent of the stock at any time during the one-year period ending on the date of such distribution.  If these requirements are satisfied, the distribution is treated in the manner described above for ordinary dividends rather than being treated as a capital gain dividend, and the distribution is not subject to the branch profits tax.

Capital Gain Dividends – Withholding.  Under FIRPTA, we are required to withhold 35% (or a lower rate set forth in the regulations) of any distribution to a non-U.S. stockholder that is designated as a capital gain dividend or which could be designated as a capital gain dividend.  Moreover, if we designate previously made distributions as capital gain dividends, subsequent distributions (up to the amount of the prior distributions so designated) will be treated as capital gain dividends for purposes of FIRPTA withholding.

Sale of Our Common Stock.  A non-U.S stockholder generally will not be subject to United States federal income tax under FIRPTA with respect to gain recognized upon a sale of our common stock, provided that we are a “domestically-controlled REIT.”  A domestically-controlled REIT generally is defined as a real estate investment trust in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-U.S. persons.  Although currently it is anticipated that we will be a domestically-controlled REIT, and, therefore, that the sale of our common stock will not be subject to taxation under FIRPTA, there can be no assurance that we will, at all relevant times, be a domestically-controlled REIT.

FIRPTA. Tax also would not apply to any gain recognized by a non-U.S. stockholder upon the sale of our common stock as long as our stock is publicly traded and the stockholder held 5% or less of our stock during the preceding five years. If the gain on the sale of our common stock were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same treatment as taxable U.S. stockholders with respect to such gain (subject to the applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).  In addition, a purchaser of our common stock from a non-U.S. stockholder subject to taxation under FIRPTA generally would be required to deduct and withhold a tax equal to 10% of the amount realized by a non-U.S. stockholder on the disposition. Any amount withheld would be creditable against the non-U.S. stockholder’s FIRPTA tax liability.

Even if gain recognized by a non-U.S. stockholder upon the sale of our common stock is not subject to FIRPTA, such gain generally will subject such stockholder to U.S. tax if:

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An income tax treaty does not apply and the gain is effectively connected with a trade or business conducted by the non-U.S. stockholder in the United States (or, if an income tax treaty applies and the gain is attributable to a United States permanent establishment maintained by the non-U.S. stockholder), in which case, unless an applicable treaty provides otherwise, a non-U.S. stockholder will be taxed on his or her net gain from the sale at regular graduated U.S. federal income tax rates.  In the case of a non-U.S. stockholder that is a corporation, such stockholder may be subject to a branch profits tax at a 30% rate, unless an applicable income tax treaty provides for a lower rate and the stockholder demonstrates its qualification for such rate; or

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The non-U.S. stockholder is a nonresident alien individual who holds our common stock as a capital asset and was present in the United States for 183 days or more during the taxable year (as determined under the tax code) and certain other conditions apply, in which case the non-U.S. stockholder will be subject to a 30% tax on capital gains.

Estate Tax Considerations.  The value of our common stock owned, or treated as owned, by a non-U.S. stockholder who is a nonresident alien individual at the time of his or her death will be included in the individual’s gross estate for United States federal estate tax purposes, unless otherwise provided in an applicable estate tax treaty.

Information Reporting and Backup Withholding

We are required to report to our stockholders and to the Internal Revenue Service the amount of distributions paid during each tax year, and the amount of tax withheld, if any.  These requirements apply even if withholding was not required with respect to payments made to a stockholder.  In the case of non-U.S. stockholders, the information reported may also be made available to the tax authorities of the non-U.S. stockholder’s country of residence, if an applicable income tax treaty so provides.

Backup withholding generally may be imposed on certain payments to a stockholder unless the stockholder (1) furnishes certain information, or (2) is otherwise exempt from backup withholding.

A stockholder who does not provide us with his or her correct taxpayer identification number also may be subject to penalties imposed by the Internal Revenue Service.  In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Stockholders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedure for obtaining an exemption.  Backup withholding is not an additional tax.  Rather, the amount of any backup withholding with respect to a distribution to a stockholder will be allowed as a credit against such holder’s United States federal income tax liability and may entitle the stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service.

In general, backup withholding and information reporting will not apply to a payment of the proceeds of the sale of our common stock by a non-U.S. stockholder by or through a foreign office of a foreign broker effected outside of the United States; provided, however, that foreign brokers having certain connections with the United States may be obligated to comply with the backup withholding and information reporting rules.  Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of our common stock by foreign offices of certain brokers, including foreign offices of a broker that:

■	is a United States person;

■	derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States; or

■	is a “controlled foreign corporation” for United States tax purposes.

Information reporting will not apply in the above cases if the broker has documentary evidence in its records that the holder is a non-U.S. stockholder and certain conditions are met, or the non-U.S. stockholder otherwise establishes an exemption.

Payment to or through a United States office of a broker of the proceeds of a sale of our common stock is subject to both backup withholding and information reporting unless the stockholder certifies in the manner required that he or she is a non-U.S. stockholder and satisfies certain other qualifications under penalties of perjury or otherwise establishes an exemption.

State and Local Tax

The discussion herein concerns only the United States federal income tax treatment likely to be accorded to us and our stockholders.  No consideration has been given to the state and local tax treatment of such parties.  The state and local tax treatment may not conform to the federal treatment described above.  As a result, a stockholder should consult his or her own tax advisor regarding the specific state and local tax consequences of the ownership and disposition of our common stock.

Plan of Distribution

Upon written instructions from us, Robert W. Baird & Co. Incorporated will use its commercially reasonable efforts consistent with its normal trading and sales practices to solicit offers to purchase the shares of our common stock under the terms and subject to the conditions set forth in the sales agreement. Robert W. Baird & Co. Incorporated’s solicitation will continue until we instruct Robert W. Baird & Co. Incorporated to suspend the solicitations and offers. We will instruct Robert W. Baird & Co. Incorporated as to the amount of common stock to be sold by Robert W. Baird & Co. Incorporated. We may instruct Robert W. Baird & Co. Incorporated not to sell common stock if the sales cannot be effected at or above the price designated by us in any instruction. We or Robert W. Baird & Co. Incorporated may suspend the offering of common stock upon proper notice and subject to other conditions.

Robert W. Baird & Co. Incorporated will provide written confirmation to us no later than the opening of the trading day on the NYSE Amex (or such other principal market on which our common stock is then listed or quoted) following the trading day in which shares of our common stock are sold under the sales agreement. Each confirmation will include the number of shares sold on the preceding day, the net proceeds to us and the compensation payable by us to Robert W. Baird & Co. Incorporated in connection with the sales.

We will pay Robert W. Baird & Co. Incorporated commissions for its services in acting as agent and/or principal in the sale of common stock. Robert W. Baird & Co. Incorporated will be entitled to compensation equal to 2.0% of the gross sales price per share for any shares of common stock sold under the sales agreement. We estimate that the total expenses for the offering, excluding compensation payable to Robert W. Baird & Co. Incorporated under the terms of the sales agreement, will be approximately $915,000.

Settlement for sales of common stock will occur on the third trading day following the date on which any sales are made, or on some other date that is agreed upon by us and Robert W. Baird & Co. Incorporated in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, Robert W. Baird & Co. Incorporated may, and will with respect to sales effected in an “at the market offering,” be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Robert W. Baird & Co. Incorporated may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Robert W. Baird & Co. Incorporated against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to reimburse Robert W. Baird & Co. Incorporated for other specified expenses.

The offering of shares of our common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of all common stock subject to the sales agreement or (2) termination of the sales agreement. The sales agreement may be terminated by us in our sole discretion at any time by giving 10 days notice to Robert W. Baird & Co. Incorporated. Robert W. Baird & Co. Incorporated may terminate the sales agreement under the circumstances specified in the sales agreement and in its sole discretion at any time by giving notice to us.

Robert W. Baird & Co. Incorporated and their affiliates have engaged in, or may in the future engage in financial advisory and investment banking transactions and services and other commercial transactions or services in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Legal Matters

The validity of the shares of common stock offered hereby, as well as certain legal matters relating to us, will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts.  Certain legal matters related to the offering will be passed upon for Robert W. Baird & Co. Incorporated by Goodwin Procter LLP.

Experts

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of our internal control over financial reporting as of December 31, 2009, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement.  Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Franklin Street Properties Corp.

$75,000,000 Shares of Common Stock

 Prospectus Supplement
May 7, 2010

 Baird

FRANKLIN STREET PROPERTIES CORP.

Common Stock

________________

The shares of common stock, $0.0001 par value per share, of Franklin Street Properties Corp., or FSP Corp., covered by this prospectus may be offered and sold from time to time by FSP Corp. or certain selling stockholders of FSP Corp.

This prospectus describes some of the general terms that may apply to sales of our common stock. We will describe the specific terms of any sale of our common stock, including the offering price of the shares, the names of any selling stockholders and the amounts of any shares of our common stock being offered or sold hereunder, in a supplement to this prospectus.  This prospectus may not be used to offer or sell any shares of our common stock unless accompanied by a prospectus supplement.

Our common stock is listed on the NYSE Amex and trades under the symbol “FSP.”

We may, and any selling stockholder may, offer and sell shares of our common stock independently or together to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.  If any underwriters, dealers or agents are involved in the sale of any shares of our common stock, the applicable prospectus supplement will set forth any commissions or discounts.  Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling stockholders.

The last sale price of our common stock on the NYSE Amex on April 28, 2009 was $13.80 per share.

Investing in these securities involves risks.  See “Risk Factors” on page 2 of this prospectus, in the documents incorporated by reference herein and in any prospectus supplement.

________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

________________

Prospectus dated April 29, 2009.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
ABOUT FRANKLIN STREET PROPERTIES CORP.	1
RISK FACTORS	2
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION	2
AVAILABLE INFORMATION	2
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	3
DESCRIPTION OF CAPITAL STOCK	3
USE OF PROCEEDS	4
SELLING STOCKHOLDERS	4
PLAN OF DISTRIBUTION	5
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	7
LEGAL MATTERS	19
EXPERTS	19

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, or SEC.  Under this shelf registration statement, we or certain selling stockholders may, from time to time, sell our common stock in one or more offerings.

This prospectus describes the general manner in which our common stock may be offered by this prospectus. We will provide a prospectus supplement that will contain specific information about the terms of an offering. If there is any inconsistency between the information in this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering.

This prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement, because some parts have been omitted in accordance with the rules and regulations of the SEC.  For further information with respect to us and our common stock being registered hereby, you should refer to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus regarding the contents of any agreement, contract or other document referred to are not necessarily complete; reference is made in each instance to the copy of the contract or document filed as an exhibit to the registration statement. Each statement is qualified by reference to the exhibit.

ABOUT FRANKLIN STREET PROPERTIES CORP.

Franklin Street Properties Corp., or FSP Corp., is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust for federal income tax purposes.  We believe we have qualified as a real estate investment trust, or REIT, for United States federal income tax purposes since January 2002.  We have been a reporting company under the Securities Exchange Act of 1934 since 2001, and our common stock began trading on the American Stock Exchange, or AMEX, on June 2, 2005.  AMEX was subsequently acquired by the New York Stock Exchange and is now known as NYSE Amex. We operate in two business segments and have two principal sources of revenue:

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Real estate operations, including rental income from real estate leasing, interest income from secured loans made for interim acquisitions or other purposes and fee income from asset/property management.

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Investment banking/investment services, which generate brokerage commissions, loan origination fees, development services and other fees related to the organization of single-purpose entities that own real estate and the private placement of equity in those entities.  We refer to these entities which are organized as corporations and operated in a manner intended to qualify as real estate investment trusts, as Sponsored REITs.

Our principal executive offices are located at 401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880. The telephone number of our principal executive office is (781) 557-1300. Our website address is www.franklinstreetproperties.com.

For additional information about FSP Corp. and our business, see “Available Information”, below.

We use the terms “FSP Corp.”, the “company”, “we”, “us” and “our” in this prospectus to refer to the business of Franklin Street Properties Corp. and its subsidiaries unless otherwise noted.

RISK FACTORS

An investment in our common stock involves significant risks. You should carefully consider the risk factors contained in any prospectus supplement and in our filings with the Securities and Exchange Commission, as well as all of the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus, including the risks and uncertainties described under the heading “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008,  before you decide to invest in our common stock. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any prospectus supplement, and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  You can identify these forward-looking statements by our use of the words “believes”, “anticipates”, “plans”, “expects”, “may”, “will”, “intends”, “estimates” and similar expressions, whether in the negative or affirmative. Although we believe that these forward-looking statements reasonably reflect our plans, intentions and expectations, we cannot guarantee that we actually will achieve these plans, intentions or expectations.  Our actual results could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation economic conditions in the United States, disruptions in the debt market, economic conditions in the markets in which we own properties, changes in the demand by investors for investment in sponsored REITs, risks of a lessening of demand for the types of real estate owned by us, changes in government regulations, and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and, accordingly, you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from the forward-looking statements that we make, including the factors included in the documents we incorporate by reference in this prospectus. You should read these factors and the other cautionary statements made in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement and any document incorporated by reference. We caution you that we do not undertake any obligation to update forward-looking statements we make.

AVAILABLE INFORMATION

We file annual, quarterly and current reports, proxy statements and other reports with the SEC. You may inspect a copy of the registration statement and all other reports that we file with the SEC without charge at the SEC’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained after payment of fees prescribed by the SEC from the SEC’s Public Reference Room at the SEC’s principal office, 100 F Street, N.E., Washington, D.C. 20549.

You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at www.sec.gov.  In addition, you may obtain copies of our SEC filings on our website at www.franklinstreetproperties.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are incorporating by reference certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Information in documents that we file with the SEC after the date of this prospectus will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below and any future filings we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the sale of all the shares covered by this prospectus.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on February 23, 2009;
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on April 28, 2009;
•	Our Current Report on Form 8-K, dated January 13, 2009 and filed with the SEC on January 20, 2009;
•	The description of our common stock contained in our Form 8-A, filed with the SEC on April 5, 2005; and
•
All of our filings pursuant to the Securities Exchange Act of 1934 on or after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the termination of this offering.

A statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Franklin Street Properties Corp.
401 Edgewater Place, Suite 200
Wakefield, MA 01880
(781) 557-1300
Attention: Investor Relations

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 180,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share.

Each outstanding share of our common stock entitles the holder thereof to one vote on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of directors. Holders of shares of our common stock have no conversion, sinking fund or preemptive rights to subscribe for any securities of the Registrant. Shares of our common stock have equal dividend, distribution, liquidation and other rights and have no preference or exchange rights.

Currently, no shares of our preferred stock are issued or outstanding. Our Board of Directors may authorize from time to time, without further action by our stockholders, the issuance of shares of preferred stock in one or more separately designated classes. The Board may set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of the shares of each class of our preferred stock.

In order for us to maintain our qualification as a REIT, among other things, not more than 50% in value of our outstanding shares of common stock may be owned, directly or indirectly, by five or fewer individuals. Our Articles of Incorporation provide that holders of our common stock and preferred stock, collectively, cannot beneficially or constructively own more than 9.8% of the number of shares or value of our outstanding equity securities and that no stockholder will be able to transfer or acquire shares that would result in our outstanding equity shares being beneficially owned by fewer than 100 persons. Our Articles of Incorporation also provide that on an annual basis we will use our best efforts to redeem any shares of our common stock from holders who desire to sell them. The purchase price paid by us will be 90% of the fair market value of the shares purchased, as determined by our Board of Directors in its sole and absolute discretion after consultation with an adviser selected by our Board. We have no obligation to redeem shares of our common stock during any period that our common stock is listed for trading on a national securities exchange.

The above is a summary and does not purport to be complete and is qualified by our Articles of Incorporation, which were filed as an exhibit to our Form 8-A, filed with the SEC on April 5, 2005, and our Bylaws, which were filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on May 15, 2006.

USE OF PROCEEDS

We anticipate that we will use the net proceeds from the sale of our common stock by us for general corporate purposes, which may include the repayment of debt, the financing of potential acquisitions, the provision of lines of credit and other loans to our sponsored entities, the funding of capital improvements on our portfolio companies’ properties, the funding of working capital and other purposes described in any prospectus supplement. Unless otherwise set forth in a prospectus supplement, to the extent any shares of our common stock registered under this registration statement are for the account of selling stockholders, we will not receive any of the proceeds of the sale of such shares by such stockholders.

SELLING STOCKHOLDERS

We may register shares of our common stock covered by this prospectus for re-offers and resales by any selling stockholders to be named in a prospectus supplement.  Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, we may add secondary sales of shares of our common stock by any selling stockholders by filing a prospectus supplement with the SEC.  We may register these shares to permit selling stockholders to resell their shares when they deem appropriate.  A selling stockholder may resell all, a portion or none of its shares at any time and from time to time.  Selling stockholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act.  We do not know when or in what amounts the selling stockholders may offer shares for sale under this prospectus and any prospectus supplement.  We may pay all expenses incurred with respect to the registration of the shares of our common stock owned by the selling stockholders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders.  A prospectus supplement for any selling stockholders will name the selling stockholder, the amount of shares to be registered and sold and any other terms of the shares of our common stock being sold by such selling stockholder.

PLAN OF DISTRIBUTION

We may sell shares of our common stock, and any selling stockholder may sell shares of our common stock, in any one or more of the following ways from time to time:  (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly by us or any selling stockholders to purchasers, including through a specific bidding, auction or other process; (5) by an over-the-counter distribution; or (6) through a combination of any of these methods of sale.  To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.  The applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of our common stock underwritten or purchased by them, the initial public offering price of our common stock, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount.  Any selling stockholders, dealers and agents participating in the distribution of our common stock may be deemed to be underwriters, and compensation received by them on resale of our common stock may be deemed to be underwriting discounts and commissions. Additionally, because selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, selling stockholders may be subject to the prospectus delivery requirements of the Securities Act.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

Shares of our common stock may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase shares of our common stock may be solicited directly by us or any selling stockholder or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the shares of our common stock so offered and sold.

If underwriters are utilized in the sale of any shares of our common stock in respect of which this prospectus is being delivered, such shares of our common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Shares of our common stock may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of shares of our common stock, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all such shares of our common stock if any are purchased.

If a dealer is utilized in the sale of shares of our common stock in respect of which this prospectus is delivered, we may sell such shares of our common stock, and any selling stockholder may sell shares of our common stock, to the dealer, as principal. The dealer may then resell such shares of our common stock to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the shares of our common stock so offered and sold. In addition, any selling stockholder may sell shares of our common stock in ordinary brokerage transactions or in transactions in which a broker solicits purchases.

Offers to purchase shares of our common stock may be solicited directly by us or any selling stockholder and the sale thereof may be made by us or any selling stockholder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

Any selling stockholders may also resell all or a portion of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of that rule, Section 4(1) of the Securities Act or other applicable exemptions, regardless of whether the shares of our common stock are covered by the registration statement of which this prospectus forms a part.

If so indicated in the applicable prospectus supplement, we or any selling stockholder may authorize agents and underwriters to solicit offers by certain institutions to purchase shares of our common stock from us or any selling stockholder at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.

 Agents, underwriters and dealers may be entitled under relevant agreements with us or any selling stockholder to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of our common stock owned by any selling stockholders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders.

We or any selling stockholder may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those transactions, that third parties may sell shares of our common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into or exchangeable for or represents beneficial interests in such shares of our common stock, or the return of which is derived in whole or in part from the value of such shares of our common stock. If so, the third party may use securities received under those sale, forward sale or derivative arrangements or shares of our common stock pledged by us or any selling stockholder or borrowed from us, any selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use shares of our common stock received from us or any selling stockholder in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Additionally, any selling stockholder may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with such selling stockholder.  Any selling stockholder also may sell shares short and redeliver shares to close out such short positions.  Any selling stockholder may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer.  The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus.  Any selling stockholder also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the shares so loaned or pledged pursuant to this prospectus.  Such borrower or pledgee also may transfer those shares to investors in our common stock or the selling stockholder’s shares of our common stock or in connection with the offering of other shares of our common stock not covered by this prospectus.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or any selling stockholder.  Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both.  Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares.  In effecting sales, broker-dealers engaged by us or any selling stockholder may arrange for other broker-dealers to participate in the resales.

Agents, underwriters and dealers may engage in transactions with, or perform services for us or any selling stockholder and our respective subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying shares of our common stock so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the shares of our common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the shares of our common stock originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the shares of our common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the NYSE Amex, in the over-the-counter market or otherwise.

The place and time of delivery for shares of our common stock will be set forth in the accompanying prospectus supplement for such shares of our common stock.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the material United States federal income tax considerations associated with the ownership and disposition of our common stock.  The following summary is not exhaustive of all possible tax considerations.  Moreover, the summary contained herein does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal tax circumstances, or to certain types of stockholders subject to special treatment under federal income tax laws, including insurance companies, tax-exempt organizations (except to the extent discussed below under the heading “Taxation of Tax-Exempt Stockholders”), financial institutions, broker-dealers, and foreign corporations and persons who are not subject to United States taxation on their worldwide income (except to the extent discussed below under the heading “Taxation of Non-U.S. Stockholders”).

We have elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, which we refer to as the tax code.  Generally, a company that meets the eligibility requirements for treatment as a real estate investment trust and that elects to be so treated is not subject to federal income tax on the income it distributes to its stockholders.  We believe that we are organized and have operated in a manner so as to meet these eligibility requirements; however, there can be no assurance that we have qualified or will remain qualified as a REIT.  Our counsel, Wilmer Cutler Pickering Hale and Dorr LLP, has rendered its opinion, based upon various assumptions specified therein and upon our representations, that we have been organized and operated in conformity with the requirements for qualification as a real estate investment trust for each taxable year beginning with our taxable year ending December 31, 2002 and that our current organization and method of operation will enable us to continue to meet the requirements for qualification and taxation as a real estate investment trust.  Qualification as a REIT, however, depends upon our ability to meet, through actual annual (or in some cases quarterly) operating results, requirements (discussed in greater detail below) relating to, among other things, the sources of our income, the nature of our assets, the level of our distributions and the diversity of our share ownership. Wilmer Cutler Pickering Hale and Dorr LLP has not reviewed and will not review these results on an independent or ongoing basis. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, there can be no assurance that our actual operating results will satisfy the requirements for taxation as a REIT under the tax code for any particular taxable year.

The statements in this summary are, and the opinion of Wilmer Cutler Pickering Hale and Dorr LLP is, based on the provisions of the tax code, applicable United States Treasury regulations promulgated thereunder, and judicial and administrative decisions and rulings all as in effect on the date rendered.  Neither the statements below nor the opinion is binding on the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will not take a contrary view.  No ruling from the Internal Revenue Service has been or will be sought.  Future legislative, judicial or administrative changes or interpretations could alter or modify the statements and conclusions set forth herein, possibly adversely.

EACH STOCKHOLDER IS URGED TO CONSULT HIS, HER, OR ITS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO THE STOCKHOLDER OF THE OWNERSHIP AND DISPOSITION OF STOCK IN AN ENTITY ELECTING TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES, AS WELL AS POTENTIAL CHANGES IN THE APPLICABLE TAX LAWS.

Tax Consequences of REIT Election

Introduction.  We have elected under Section 856 of the tax code to be taxed as a REIT.  Subject to the risks described above, we intend to continue to be taxed as a REIT.

Taxation of FSP Corp.

General.  If we continue to qualify as a REIT, we generally will not be subject to federal corporate income taxes on our net income to the extent that the income is currently distributed to our stockholders.  The benefit of this tax treatment is that it substantially eliminates the “double taxation” resulting from the taxation at both the corporate and stockholder levels that generally results from owning stock in a corporation.  Accordingly, our income generally will be subject to taxation solely at the stockholder level upon a distribution by us.  We will, however, be required to pay certain federal income taxes, including in the following circumstances:

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We will be subject to federal income tax at regular corporate rates on taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which such income is earned.

•	We will be subject to the “alternative minimum tax” with respect to our undistributed alternative minimum taxable income.
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We will be subject to a 100% tax on net income from certain sales or other dispositions of property that we hold primarily for sale to customers in the ordinary course of business, also known as “prohibited transactions”.

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If we fail to satisfy the 75% gross income test or the 95% gross income test, both described below, but nevertheless qualify as a real estate investment trust, we will be subject to a 100% tax on an amount equal to (i) the gross income attributable to the greater of the amount by which we fail the 75% or 95% gross income test multiplied by (ii) a fraction intended to reflect our profitability.

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If we fail to satisfy the asset test (other than certain de minimus failures), described below, then we must dispose of the non-qualifying assets and we will be subject to a tax equal to the greater of $50,000 and the highest corporate tax rate multiplied by the income generated by the non-qualifying assets for the period beginning with the first date of the failure and ending on the date that we disposed of the securities.

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If we fail to distribute during the calendar year at least the sum of (i) 85% of our real estate investment trust ordinary income for such year, (ii) 95% of our real estate investment trust capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will pay a 4% excise tax on the excess of such required distribution over the amount actually distributed to our stockholders.

•	We may elect to retain and pay income tax on some or all of our long-term capital gain, as described below.
•	We may be subject to a 100% excise tax on transactions with any of our taxable REIT subsidiaries that are not conducted on an arm’s-length basis.
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If we fail to satisfy one or more of certain other requirements for real estate investment trust qualification for reasonable cause and not due to willful neglect, then in order to avoid disqualification as a real estate investment trust, we would be required to pay a penalty of $50,000 for each such failure.

Requirements for Qualification as a Real Estate Investment Trust

Introduction. In order to qualify as a real estate investment trust for federal income tax purposes a REIT must elect (or have elected, and have not revoked its election) to be treated as a REIT and must satisfy certain statutory tests relating to, among other things, (i) the sources of its income, (ii) the nature of its assets, (iii) the amount of its distributions, and (iv) the ownership of its stock.  We have elected to be treated as a REIT and have endeavored, and we will continue to endeavor, to satisfy the tests for REIT qualification.

A real estate investment trust may own a “qualified REIT subsidiary.”  A qualified REIT subsidiary is a corporation, all of the capital stock of which is owned by a real estate investment trust, and for which subsidiary no election has been made to treat it as a “taxable REIT subsidiary” (as discussed below).  A corporation that is a qualified REIT subsidiary is not treated as a corporation separate from its parent REIT for federal income tax purposes.  All assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary are treated as the assets, liabilities, and items of income, deduction and credit of the parent REIT.  Thus, in applying the requirements described herein, any qualified REIT subsidiary of ours will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities, and items of income deduction and credit.

In the event that we become a partner in a partnership, for purposes of determining our qualification as a REIT under the tax code, we will be deemed to own a proportionate share (based upon our share of the capital of the partnership) of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share.  In addition, the assets and income of the partnership so attributed to us will retain their same character as in the hands of the partnership.

A real estate investment trust may own up to 100% of the stock of one or more taxable REIT subsidiaries.  A taxable REIT subsidiary may earn income that would not be qualifying income, as described below, if earned directly by the parent real estate investment trust.  Both the subsidiary and the parent real estate investment trust must jointly elect to treat the subsidiary as a taxable REIT subsidiary.  Overall, not more than 25% (20% for taxable years beginning on or before July 30, 2008) of the value of a REIT’s assets may consist of securities of one or more taxable REIT subsidiaries.  A taxable REIT subsidiary will pay tax at regular corporate rates on any income that it earns.  There is a 100% excise tax imposed on certain transactions involving a taxable REIT subsidiary and its parent real estate investment trust that are not conducted on an arm’s-length basis.  An election has been made to treat FSP Investments LLC, a wholly owned subsidiary of ours, as a taxable REIT subsidiary.  FSP Investments LLC pays corporate income tax on its taxable income and its after-tax net income will be available for distribution to us, generally as a dividend.

Income Tests – General.  We must satisfy annually two tests regarding the sources of our gross income in order to maintain our real estate investment trust status.  First, at least 75% of our gross income, excluding gross income from certain “dealer” sales and certain foreign currency exchange gains, for each taxable year generally must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income, also known as the “75% gross income test”.  Qualifying income for purposes of the 75% gross income test generally includes:

•	“rents from real property” (as described below);
•	interest from debt secured by mortgages on real property or on interests in real property;
•	dividends or other distributions on, and gain from the sale of, shares in other real estate investment trusts;
•	gain from the sale or other disposition of real property or mortgages on real property;
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amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received as consideration for entering into agreements to make loans secured by mortgages on real property or on interests in real property or agreements to purchase or lease real property; and

•	certain investment income attributable to temporary investment of capital that we raise.

Second, at least 95% of our gross income, excluding gross income from certain “dealer” sales and certain foreign currency exchange gains, for each taxable year generally must consist of income that is qualifying income for purposes of the 75% gross income test, as well as dividends, other types of interest, and gain from the sale or disposition of stock or securities, also known as the “95% gross income test.”

Income Tests – Rents from Real Property.  Rent that we receive from real property that we own and lease to tenants will qualify as “rents from real property” if the following conditions are satisfied:

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First, the rent must not be based, in whole or in part, on the income or profits of any person.  An amount will not fail to qualify as rent from real property solely by reason of its being based on a fixed percentage (or percentages) of sales or receipts.

•	Second, neither we nor any direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% (by vote or value) or more of the tenant from which we collect the rent.
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Third, all of the rent received under a lease will not qualify as rents from real property unless the rent attributable to the personal property leased in connection with the real property constitutes no more than 15% of the total rent received under the lease.

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Finally, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue.  We may provide services directly, however, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered “primarily for the occupant’s convenience.”  In addition, we may render, other than through an independent contractor, a de minimis amount of “non-customary” services to the tenants of a property as long as our income from such services does not exceed 1% of our gross income from the property.

Although no assurances can be given that either of the gross income tests will be satisfied in any given year, we anticipate that our operations will allow us to meet both the 75% gross income test and the 95% gross income test.  Such belief is premised in large part on our expectation that substantially all of the amounts that we receive with respect to our properties will qualify as “rents from real property.”  Stockholders should be aware, however, that there are a variety of circumstances, as described above, in which rent received from a tenant will not be treated as rents from real property.

Income Tests – Failure to Satisfy Gross Income Tests.  If we fail to satisfy either or both of the 75% or 95% gross income tests for taxable years beginning before October 22, 2004, we could nevertheless qualify as a real estate investment trust for that year if we are eligible for relief under certain provisions of the federal income tax laws.  Those relief provisions generally will be available if:

•	Our failure to meet the gross income test was due to reasonable cause and not due to willful neglect;
•	We attach a schedule of the sources of our income to our federal income tax return; and
•	Any incorrect information on the schedule is not due to fraud with intent to evade tax.

If we fail to satisfy either or both of the 75% or 95% gross income tests for any taxable year beginning after October 22, 2004, the relief provisions generally will be available if:

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Following our identification of the failure to meet the gross income test for any taxable year, a description of each item of our gross income included in the 75% and 95% gross income tests is set forth in a schedule for such taxable year filed in accordance with regulations to be prescribed by the Treasury Secretary; and

•	Our failure to meet the gross income test was due to reasonable cause and not due to willful neglect.

It is not possible to state whether we would be entitled to the benefit of the above relief provisions in a particular circumstance that might arise in the future.  Furthermore, as discussed above under “Taxation of FSP Corp. – General,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction that reflects our profitability.

Asset Tests.  We also must satisfy the following four tests relating to the nature of our assets at the close of each quarter of our taxable year.

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First, at least 75% of the value of our total assets must consist of cash or cash items (including receivables), government securities, “real estate assets,” or qualifying temporary investments, also known as the “75% asset test”;

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Second, no more than 25% of the value of our total assets may be represented by securities other than those that are qualifying assets for purposes of the 75% asset test, also known as the “25% asset test”;

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Third, of the investments included in the 25% asset test, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets, and we may not own 10% or more of the total combined voting power or 10% or more of the total value of the securities of any issuer, unless we and such issuer make an election to treat the issuer as a taxable REIT subsidiary or the issuer is a “disregarded entity” for federal income tax purposes or is itself a REIT (the “securities asset test”); and

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Fourth, while we may own up to 100% of the stock of a corporation that elects to be treated as a taxable REIT subsidiary for federal income tax purposes, the total value of our stock ownership in one or more taxable REIT subsidiaries may not exceed 25% (20% for taxable years beginning on or before July 30, 2008) of the value of our gross assets.

We intend to operate so that we will not acquire any assets that would cause us to violate any of the asset tests.  If, however, we should fail to satisfy any of the asset tests at the end of a calendar quarter, we would not lose our real estate investment trust status if (1) we satisfied the asset tests at the end of the close of the preceding calendar quarter, and (2) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more nonqualifying assets.  If we did not satisfy the condition described in clause (2) of the preceding sentence, we could still avoid disqualification as a real estate investment trust by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

For taxable years beginning after October 22, 2004, we may also be able to avoid disqualification as a real estate investment trust as a result of a failure of the asset tests if:

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Such failure is due to the ownership of securities the total value of which does not exceed the lesser of $10 million and 1% of the total value of our assets at the end of the quarter, which is referred to as the de minimis threshold, and we dispose of the securities in order to satisfy the securities asset test within six months after the last day of the quarter in which we identified the failure or such other time period prescribed by the Treasury Secretary and in the manner prescribed by the Treasury Secretary; or

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In the case of any other failure, (1) we prepare a schedule that sets forth each asset that causes us to fail the securities asset test and file such schedule in accordance with regulations to be prescribed by the Treasury Secretary, (2) the failure to satisfy the asset test is due to reasonable cause and is not due to willful neglect, and (3) we pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying asset for the period beginning on the first date of the failure and ending on the date that we disposed of the asset.

Distribution Requirements. Each taxable year, we must distribute dividends to our stockholders in an amount at least equal to:

•	90% of our “real estate investment trust taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss; minus
•	Certain items of noncash income.

We must make such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for such year and pay the distribution on or before the first regular distribution date after such declaration.  Further, if we fail to meet the 90% distribution requirement as a result of an adjustment to our tax returns by the Internal Revenue Service, we may, if the deficiency is not due to fraud with intent to evade tax or a willful failure to file a timely tax return, and if certain other conditions are met, retroactively cure the failure by paying a deficiency dividend (plus interest) to our stockholders.

We will be subject to federal income tax on our taxable income, including net capital gain that we do not distribute to our stockholders.  Furthermore, if we fail to distribute during a calendar year, or, in the case of distributions with declaration and record dates falling within the last three months of the calendar year, by the end of the January following such calendar year, at least the sum of:

•	85% of our real estate investment trust ordinary income for such year;
•	95% of our real estate investment trust capital gain income for such year; and
•	Any of our undistributed taxable income from prior periods,

we will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amount actually distributed.  If we elect to retain and pay income tax on the net capital gain that we receive in a taxable year, we will be deemed to have distributed any such amount for the purposes of the 4% excise tax described in the preceding sentence.

We intend to make distributions to holders of our common stock in a manner that will allow us to satisfy the distribution requirements described above.  It is possible that, from time to time, our pre-distribution taxable income may exceed our cash flow and that we may have difficulty satisfying the distribution requirements.  We intend to monitor closely the relationship between our pre-distribution taxable income and our cash flow and intend to borrow funds or liquidate assets in order to overcome any cash flow shortfalls if necessary to satisfy the distribution requirements imposed by the tax code.  It is possible, although unlikely, that we may decide to terminate our real estate investment trust status as a result of any such cash shortfall.  Such a termination would have adverse tax consequences to our stockholders.  See “Taxation of FSP Corp. – General.”

Recordkeeping Requirements. We must maintain records of information specified in applicable Treasury Regulations in order to maintain our qualification as a real estate investment trust.  In addition, in order to avoid monetary penalties, we must request on an annual basis certain information from our stockholders designed to disclose the actual ownership of our outstanding stock.  We intend to comply with these recordkeeping requirements.

Ownership Requirements. For us to qualify as a real estate investment trust, shares of our stock must be held by a minimum of 100 persons for at least 335 days in each taxable year.  Further, at no time during the second half of any taxable year may more than 50% of our shares be owned, actually or constructively, by five or fewer “individuals” (which term is defined for this purpose to include certain tax-exempt entities including pension trusts).  Our common stock will be held by 100 or more persons.  We intend to continue to comply with these ownership requirements.  Also, our charter contains ownership and transfer restrictions designed to prevent violation of these requirements.

Failure to Qualify.  If we fail to satisfy all of the above requirements for any taxable year beginning before October 22, 2004 and no relief provisions in effect for such years applied, then we would fail to qualify as a real estate investment trust.  If we failed to satisfy all of the above requirements (other than the income and asset tests) for any taxable year beginning after October 22, 2004 and no relief provisions in effect for such years applied, then we could nevertheless qualify as a real estate investment trust if:

•	Such failures are due to reasonable cause and not due to willful neglect, and
•	We pay (in the manner prescribed by the Treasury Secretary in regulations) a penalty of $50,000 for each such failure.

It is not possible to state whether we would be entitled to the benefit of the relief provisions in a particular circumstance.  If such relief is not available, we would fail to qualify as a real estate investment trust.

If we do fail to qualify as a real estate investment trust in any taxable year, we would be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates.  In calculating our taxable income in a year in which we did not qualify as a real estate investment trust, we would not be able to deduct amounts paid out to our stockholders.  We would not be required to distribute any amounts to our stockholders in such taxable year.  In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be characterized as dividends and would be taxable as ordinary income.  Non-corporate stockholders, however, could qualify for a lower maximum tax rate on such dividends in most circumstances.  Moreover, subject to certain limitations under the tax code, corporate stockholders might be eligible for the dividends received deduction.  Unless we qualified for relief under specific statutory provisions, we would be disqualified from taxation as a real estate investment trust for the four taxable years following the year in which we ceased to qualify as a real estate investment trust.  We cannot predict whether we would qualify for such statutory relief in a particular circumstance that might arise in the future.

Taxation of Taxable U.S. Stockholders

As used herein, the term “taxable U.S. stockholder” means a stockholder that, for United States federal income tax purposes, is:

•	A citizen or resident of the United States;
•	A corporation, partnership, or other entity created or organized in or under the laws of the United States or any state or political subdivision thereof;
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An estate the income of which is includible in gross income for United States federal income tax purposes regardless of such estate’s connection with the conduct of a trade or business within the United States; or

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Any trust with respect to which (1) a United States court is able to exercise primary supervision over the administration of such trust, and (2) one or more United States persons have the authority to control all substantial decisions of the trust.

For any taxable year in which we qualify as a real estate investment trust, amounts distributed to taxable U.S. stockholders will be taxed as follows.

Distributions Generally.  Distributions made to our taxable U.S. stockholders out of current or accumulated earnings and profits (and not designated as a capital gain dividend) will be taken into account by such stockholder as ordinary income and will not, in the case of a corporate taxable U.S. stockholder, be eligible for the dividends received deduction.  In addition, such dividends will not qualify for the lower maximum tax rate applicable to dividends received by non-corporate taxpayers except to the extent that they were attributable to income previously taxed to us.  To the extent that we make a distribution with respect to our common stock that is in excess of our current or accumulated earnings and profits, the distribution will be treated by a taxable U.S. stockholder first as a tax-free return of capital, reducing the taxable U.S. stockholder’s tax basis in our common stock, and any portion of the distribution in excess of the stockholder’s tax basis in our common stock will then be treated as gain from the sale of such stock.  Dividends that we declare in October, November, or December of any year payable to a taxable U.S. stockholder of record on a specified date in any such month shall be treated as both paid by us and received by stockholders on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year.  Taxable U.S. stockholders may not include on their federal income tax returns any of our tax losses.

Capital Gain Dividends.  Dividends to taxable U.S. stockholders that properly are designated by us as capital gain dividends will be treated by such stockholders as long-term capital gain, to the extent that such dividends do not exceed our actual net capital gain, without regard to the period for which the taxable U.S. stockholders have held our common stock.  Taxable U.S. stockholders that are corporations may be required, however, to treat up to 20% of particular capital gain dividends as ordinary income.  Capital gain dividends, like regular dividends from a real estate investment trust, are not eligible for the dividends received deduction for corporations.

For taxable U.S. stockholders who are taxable at the rates applicable to individuals, we will classify portions of any capital gain dividend as either (1) a “regular” capital gain dividend taxable to the taxable U.S. stockholder at a maximum rate of 15% (subject to applicable sunset provisions) or (2) an “unrecaptured Section 1250 gain” dividend taxable to the taxable U.S. stockholder at a maximum rate of 25%.

Retained Capital Gains.  We may elect to retain, rather than distribute, our net long-term capital gain received during the tax year.  If we so elect, we will be required to pay tax on the retained amounts.  To the extent designated in a notice to the taxable U.S. stockholders, the taxable U.S. stockholders will be required to include their proportionate shares of the undistributed net long-term capital gain so designated in their income for the tax year, but will be permitted a credit or refund, as the case may be, for their respective shares of any tax paid on such gains by us.  In addition, each taxable U.S. stockholder will be entitled to increase the tax basis in his or her shares of our common stock by an amount equal to the amount of net long-term capital gain the taxable U.S. stockholder was required to include in income, reduced by the amount of any tax paid by us for which the taxable U.S. stockholder was entitled to receive a credit or refund.

Passive Activity Loss and Investment Interest Limitations.  Distributions, including deemed distributions of undistributed net long-term capital gain, from us and gain from the disposition of our common stock will not be treated as passive activity income, and therefore taxable U.S. stockholders will not be able to apply any passive activity losses against such income.  Distributions from us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of the investment income limitation on deductibility of investment interest.  However, dividends attributable to income that was subject to tax at our level as well as net capital gain from the disposition of our common stock or capital gain dividends, including deemed distributions of undistributed net long-term capital gains, generally will be excluded from investment income.

Sale of FSP Common Stock. Upon the sale of our common stock, a taxable U.S. stockholder generally will recognize gain or loss equal to the difference between the amount realized on such sale and the holder’s tax basis in the stock sold.  To the extent that our common stock is held as a capital asset by the taxable U.S. stockholder, the gain or loss will be a long-term capital gain or loss if the stock has been held for more than a year, and will be a short-term capital gain or loss if the stock has been held for a shorter period.  In general, however, any loss upon a sale of our common stock by a taxable U.S. stockholder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent that distributions from us were required to be treated as long-term capital gain by that holder.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, collectively known as “exempt organizations”, generally are exempt from federal income taxation.  Exempt organizations are subject to tax, however, on their unrelated business taxable income, or “UBTI.”  UBTI is defined as the gross income derived by an exempt organization from an unrelated trade or business, less the deductions directly connected with that trade or business, subject to certain exceptions.  While many investments in real estate generate UBTI, the Internal Revenue Service has issued a ruling that dividend distributions from a real estate investment trust to an exempt employee pension trust do not constitute UBTI, provided that the shares of the real estate investment trust are not otherwise used in an unrelated trade or business of the exempt employee pension trust.  Based on that ruling, amounts distributed to exempt organizations generally should not constitute UBTI.  However, if an exempt organization finances its acquisition of our common stock with debt, a portion of its income from us will constitute UBTI pursuant to the “debt-financed property” rules.

In addition, in certain circumstances, a pension trust that owns more than 10% of our stock will be required to treat a percentage of the dividends paid by us as UBTI based upon the percentage of our income that would constitute UBTI to the stockholder if received directly by it.  This rule applies to a pension trust holding more than 10% (by value) of our common stock only if (1) the percentage of our income that would be UBTI if we were a pension trust is at least 5% and (2) we are treated as a “pension-held REIT.”  We do not expect to receive significant amounts of income that would be considered UBTI if received directly by a pension trust and do not expect to qualify as a “pension-held REIT.”

Taxation of Non-U.S. Stockholders

General.  The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts and certain other foreign stockholders, collectively known as “non-U.S. stockholders”, are complex and no attempt is made herein to provide more than a general summary of such rules.  This discussion does not consider the tax rules applicable to all non-U.S. stockholders and, in particular, does not consider the special rules applicable to U.S. branches of foreign banks or insurance companies or certain intermediaries.  NON-U.S. STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS WITH REGARD TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING ANY REPORTING AND WITHHOLDING REQUIREMENTS.

Ordinary Dividends – General.  Distributions to non-U.S. stockholders that are not attributable to gain from sales or exchanges by us of United States real property interests and are not designated by us as capital gain dividends (or deemed distributions of retained capital gains) will be treated as ordinary dividends to the extent that they are made out of our current or accumulated earnings and profits.  Any portion of a distribution in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. stockholder to the extent that such distribution does not exceed the adjusted basis of the stockholder in our common stock, but rather will reduce the adjusted basis of such stock.  To the extent that the portion of the distribution in excess of current and accumulated earnings and profits exceeds the adjusted basis of a non-U.S. stockholder for our common stock, such excess generally will be treated as gain from the sale or disposition of the stock and will be taxed as described below.

Ordinary Dividends – Withholding.  Dividends paid to non-U.S. stockholders may be subject to U.S. withholding tax.  If an income tax treaty does not apply and the non-U.S. stockholder’s investment in our common stock is not effectively connected with a trade or business conducted by the non-U.S. stockholder in the United States (or if a tax treaty does apply and the investment in our common stock is not attributable to a United States permanent establishment maintained by the non-U.S. stockholder), ordinary dividends (i.e., distributions out of current and accumulated earnings and profits) will be subject to a U.S. withholding tax at a 30% rate, or, if an income tax treaty applies, at a lower treaty rate.  Because we generally cannot determine at the time that a distribution is made whether or not such a distribution will be in excess of earnings and profits, we intend to withhold on the gross amount of each distribution at the 30% rate (or lower treaty rate) (other than distributions subject to the 35% FIRPTA withholding rules described below).  To receive a reduced treaty rate, a non-U.S. stockholder must furnish us or our paying agent with a duly completed Form W-8BEN (or authorized substitute form) certifying such holder’s qualification for the reduced rate.  Generally, a non-U.S. stockholder will be entitled to a refund from the Internal Revenue Service to the extent the amount withheld by us from a distribution exceeds the amount of United States tax owed by such stockholder.

In the case of a non-U.S. stockholder that is a partnership or a trust, the withholding rules for a distribution to such a partnership or trust will be dependent on numerous factors, including (1) the classification of the type of partnership or trust, (2) the status of the partner or beneficiary, and (3) the activities of the partnership or trust.  Non-U.S. stockholders that are partnerships or trusts are urged to consult their tax advisors regarding the withholding rules applicable to them based on their particular circumstances.

If an income tax treaty does not apply, ordinary dividends that are effectively connected with the conduct of a trade or business within the U.S. by a non-U.S. stockholder (and, if a tax treaty applies, ordinary dividends that are attributable to a United States permanent establishment maintained by the non-U.S. stockholder) are exempt from U.S. withholding tax.  In order to claim such exemption, a non-U.S. stockholder must provide us or our paying agent with a duly completed Form 4224 or Form W-8ECI (or authorized substitute form) certifying such holder’s exemption.  However, ordinary dividends exempt from U.S. withholding tax because they are effectively connected or are attributable to a United States permanent establishment maintained by the non-U.S. stockholder generally are subject to U.S. federal income tax on a net income basis at regular graduated rates.  In the case of non-U.S. stockholders that are corporations, any effectively connected ordinary dividends or ordinary dividends attributable to a United States permanent establishment maintained by the non-U.S. stockholder may, in certain circumstances, be subject to branch profits tax at a 30% rate, or at such lower rate as may be provided in an applicable income tax treaty.

Capital Gain Dividends – General.  For any year in which we qualify as a real estate investment trust, distributions that are attributable to gain from sales or exchanges by us of United States real property interests will be taxed to a non-U.S. stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, also known as “FIRPTA”.  Under FIRPTA, except as described below, distributions attributable to gain from sales of United States real property are taxed to a non-U.S. stockholder as if such gain were effectively connected with a United States trade or business.  Non-U.S. stockholders thus would be taxed at the regular capital gain rates applicable to taxable U.S. stockholders (subject to the applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).  Distributions subject to FIRPTA also may be subject to a 30% branch profits tax in the hands of a corporate non-U.S. stockholder not otherwise entitled to treaty relief or exemption.

A distribution attributable to gain from sales of United States real property is not treated as effectively connected with a United States trade or business provided that (1) the distribution is received with respect to stock that is publicly traded on an established securities market in the United States and (2) the non-U.S. stockholder does not own more than five percent of the stock at any time during the taxable year in which the distribution is received.  If these requirements are satisfied, the distribution is treated in the manner described above for ordinary dividends rather than being treated as a capital gain dividend, and the distribution is not subject to the branch profits tax.

Capital Gain Dividends – Withholding.  Under FIRPTA, we are required to withhold 35% (or a lower rate set forth in the regulations) of any distribution to a non-U.S. stockholder that is designated as a capital gain dividend or which could be designated as a capital gain dividend.  Moreover, if we designate previously made distributions as capital gain dividends, subsequent distributions (up to the amount of the prior distributions so designated) will be treated as capital gain dividends for purposes of FIRPTA withholding.

Sale of Our Common Stock.  A non-U.S stockholder generally will not be subject to United States federal income tax under FIRPTA with respect to gain recognized upon a sale of our common stock, provided that we are a “domestically-controlled REIT.”  A domestically-controlled REIT generally is defined as a real estate investment trust in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-U.S. persons.  Although currently it is anticipated that we will be a domestically-controlled REIT, and, therefore, that the sale of our common stock will not be subject to taxation under FIRPTA, there can be no assurance that we will, at all relevant times, be a domestically-controlled REIT.

FIRPTA. Tax also would not apply to any gain recognized by a non-U.S. stockholder upon the sale of our common stock as long as our stock is publicly traded and the stockholder held 5% or less of our stock during the preceding five years. If the gain on the sale of our common stock were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same treatment as taxable U.S. stockholders with respect to such gain (subject to the applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).  In addition, a purchaser of our common stock from a non-U.S. stockholder subject to taxation under FIRPTA generally would be required to deduct and withhold a tax equal to 10% of the amount realized by a non-U.S. stockholder on the disposition. Any amount withheld would be creditable against the non-U.S. stockholder’s FIRPTA tax liability.

Even if gain recognized by a non-U.S. stockholder upon the sale of our common stock is not subject to FIRPTA, such gain generally will subject such stockholder to U.S. tax if:

•
An income tax treaty does not apply and the gain is effectively connected with a trade or business conducted by the non-U.S. stockholder in the United States (or, if an income tax treaty applies and the gain is attributable to a United States permanent establishment maintained by the non-U.S. stockholder), in which case, unless an applicable treaty provides otherwise, a non-U.S. stockholder will be taxed on his or her net gain from the sale at regular graduated U.S. federal income tax rates.  In the case of a non-U.S. stockholder that is a corporation, such stockholder may be subject to a branch profits tax at a 30% rate, unless an applicable income tax treaty provides for a lower rate and the stockholder demonstrates its qualification for such rate; or

•
The non-U.S. stockholder is a nonresident alien individual who holds our common stock as a capital asset and was present in the United States for 183 days or more during the taxable year (as determined under the tax code) and certain other conditions apply, in which case the non-U.S. stockholder will be subject to a 30% tax on capital gains.

Estate Tax Considerations.  The value of our common stock owned, or treated as owned, by a non-U.S. stockholder who is a nonresident alien individual at the time of his or her death will be included in the individual’s gross estate for United States federal estate tax purposes, unless otherwise provided in an applicable estate tax treaty.

Information Reporting and Backup Withholding

We are required to report to our stockholders and to the Internal Revenue Service the amount of distributions paid during each tax year, and the amount of tax withheld, if any.  These requirements apply even if withholding was not required with respect to payments made to a stockholder.  In the case of non-U.S. stockholders, the information reported may also be made available to the tax authorities of the non-U.S. stockholder’s country of residence, if an applicable income tax treaty so provides.

Backup withholding generally may be imposed on certain payments to a stockholder unless the stockholder (1) furnishes certain information, or (2) is otherwise exempt from backup withholding.

A stockholder who does not provide us with his or her correct taxpayer identification number also may be subject to penalties imposed by the Internal Revenue Service.  In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Stockholders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedure for obtaining an exemption.  Backup withholding is not an additional tax.  Rather, the amount of any backup withholding with respect to a distribution to a stockholder will be allowed as a credit against such holder’s United States federal income tax liability and may entitle the stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service.

In general, backup withholding and information reporting will not apply to a payment of the proceeds of the sale of our common stock by a non-U.S. stockholder by or through a foreign office of a foreign broker effected outside of the United States; provided, however, that foreign brokers having certain connections with the United States may be obligated to comply with the backup withholding and information reporting rules.  Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of our common stock by foreign offices of certain brokers, including foreign offices of a broker that:

•	is a United States person;
•	derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States; or
•	is a “controlled foreign corporation” for United States tax purposes.

Information reporting will not apply in the above cases if the broker has documentary evidence in its records that the holder is a non-U.S. stockholder and certain conditions are met, or the non-U.S. stockholder otherwise establishes an exemption.

Payment to or through a United States office of a broker of the proceeds of a sale of our common stock is subject to both backup withholding and information reporting unless the stockholder certifies in the manner required that he or she is a non-U.S. stockholder and satisfies certain other qualifications under penalties of perjury or otherwise establishes an exemption.

State and Local Tax

The discussion herein concerns only the United States federal income tax treatment likely to be accorded to us and our stockholders.  No consideration has been given to the state and local tax treatment of such parties.  The state and local tax treatment may not conform to the federal treatment described above.  As a result, a stockholder should consult his or her own tax advisor regarding the specific state and local tax consequences of the ownership and disposition of our common stock.

LEGAL MATTERS

The validity of the shares of common stock covered by this prospectus will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of our internal control over financial reporting as of December 31, 2008, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement.  Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

FRANKLIN STREET PROPERTIES CORP.

Common Stock

April 29, 2009.